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                                                                    Exhibit A-48

                              CERTIFICATE OF TRUST

                                       OF

                             NIPSCO CAPITAL TRUST I


This certificate of Trust of Nipsco Capital Trust I (the "Trust"), dated December 17, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 De. C Section 38, et. Seq.).

      1. Name. The name of the business trust formed by this Certificate of Trust is NIPSCO Capital Trust I.

      2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware ae Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 199801, Attention:
            Corporate Trust Administration.

      3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written

CHASE MANHATTAN BANK DELAWARE,
not in its individual capacity but solely as trustee
/s/ Denis Kelly, Trust Officer

THE CHASE MANHATTAN BANK, not in
its individual capacity put solely as trustee
/s/ r. Lorenzen Senior Trust Officer,

STEPHEN P. ADIK, not in
its individual capacity put solely as trustee
/s/ Stephen P. Adik

FRANCIS P. GIROT, JR., not in
its individual capacity put solely as trustee
/s/ Francis P. Girot, Jr.

ARTHUR A. PAQUIN, not in
its individual capacity put solely as trustee
/s/ Arthur A. Paquin

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                                State of Delaware

                          Office of Secretary of State


         I, EDWARD J. FREE, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "NIPSCO CAPITAL TRUST I", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF DECEMBER, A.D. 1998, AT 10:30 O'CLOCK A.M.




[seal]              /s/ Edward J. Freel, Secretary of State